Exhibit 21.1

Significant Subsidiaries of the Registrant*

Subsidiaries of Cree, Inc.                            Jurisdiction
Ruud Lighting, Inc.                            United States
Cree Hong Kong Limited                            Hong Kong

Subsidiaries of Cree Hong Kong Limited                    Jurisdiction
Cree Huizhou Opto Limited                        People's Republic of China
Cree Huizhou Solid State Lighting Company Limited                People's Republic of China

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*    For the fiscal year ended June 24, 2012